UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 13, 2011

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On June 13, 2011, Align Technology, Inc. (the “Company”) and Richard Twomey, the Company’s Vice President, International entered into an additional housing reimbursement agreement (the “Agreement”). Pursuant to the Agreement, in order to facilitate Mr. Twomey’s relocation to the San Francisco Bay area, the Company has agreed to provide Mr. Twomey with an additional housing reimbursement allowance of $250,000, less all required and authorized withholdings and deductions. In the event Mr. Twomey voluntarily leaves the Company prior to June 24, 2014, Mr. Twomey shall be responsible for returning a portion of the additional housing reimbursement allowance as follows: for each full month of full-time employment following June 24, 2011, the Company will forgive one-thirty-sixth of the housing allowance and the remaining unforgiven portion will be due and payable to the Company on demand.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Additional Housing Reimbursement Agreement between the Company and Richard Twomey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2011	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Additional Housing Reimbursement Agreement between the Company and Richard Twomey